Exhibit 99.3
For Immediate Release

Contact:	Pat Reynolds	Greg Hudgison
	Investor Relations	Corporate Communications
	(706) 649-4973	(706) 644-0528
Synovus To Spin-off TSYS
October 25, 2007, Columbus, GA — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company, today announced that its Board of Directors has approved an agreement and plan of distribution with TSYS to spin-off to Synovus’ shareholders the shares of TSYS stock currently owned by Synovus. Synovus currently owns 80.8% of TSYS. The spin-off is expected to be tax-free to Synovus and its shareholders. TSYS, formed by Synovus in 1983, has grown to become the largest third-party card processor in the United States and one of the largest outsourced transaction processing vendors in the world. TSYS’ shares have traded publicly on the NYSE since 1989.
The distribution of the approximately 159.6 million TSYS shares owned by Synovus will be made to Synovus shareholders on a pro rata basis and is expected to occur on December 31, 2007. The record date for this distribution is currently expected to be on or around December 18, 2007.
Based on the number of Synovus shares outstanding as of September 30, 2007, Synovus expects that it would distribute approximately .49 share of TSYS for each share of Synovus stock; however, the final distribution ratio will be based on the number of Synovus shares outstanding on the record date and, accordingly, this preliminary distribution ratio is subject to change. Synovus shareholders will receive cash in lieu of fractional shares for amounts of less than one TSYS share.
Pursuant to the agreement and plan of distribution, TSYS will pay on a pro rata basis to its shareholders, including Synovus, a one-time cash dividend of $600mm or approximately $3.04 per TSYS share based on the number of TSYS shares outstanding as of September 30, 2007. The final per share dividend will be determined based on the number of TSYS shares outstanding on the record date for the TSYS cash dividend, which record date is currently expected to be on or around December 17, 2007. Pursuant to the agreement and plan of distribution, Synovus will receive approximately $485mm in proceeds from this one-time cash dividend.
Both the distribution of the TSYS shares by Synovus and the payment of the one-time cash dividend by TSYS are subject to certain conditions, including the approval of the spin-off by the Georgia Department of Banking and Finance, which are set forth in the Agreement and Plan of Distribution between the parties, which is an exhibit to the Current Report on Form 8-K being filed by Synovus with the Securities and Exchange Commission.
Immediately following the distribution of TSYS shares, Synovus intends to adjust its dividend so that Synovus’ shareholders who retain their TSYS shares will initially receive, in the aggregate, the same dividend per share that existed before the spin-off. As a result, Synovus will lower its annual dividend per share from $0.82 to $0.68 and, immediately following the spin-off, TSYS intends for its annual dividend per share to remain at $0.28, which translates to an aggregate $0.82 dividend per share to Synovus shareholders who retain their TSYS shares. Decisions regarding future dividends will be made independently by the Synovus Board of Directors and the TSYS Board of Directors for their respective companies.
The decision by the Synovus Board of Directors to distribute Synovus’ ownership position in TSYS to Synovus’ shareholders followed the recommendation of a special committee of independent Synovus directors. The Synovus special committee and the Synovus Board of Directors both concluded that the spin-off is in the best interests of Synovus and its shareholders.
“I am extremely pleased to announce the decision to spin-off TSYS,” said Richard E. Anthony, Chairman and CEO of Synovus. “The Synovus Board of Directors believes that the spinning-off of TSYS will provide both companies opportunities to strategically accelerate growth. We are thrilled to have been part of the building of such a great company, and now watch proudly as TSYS becomes a stand alone leader in global payments processing with even more opportunity for future growth. We also look forward to the opportunity for the Synovus team to exclusively focus on becoming the premier regional banking company in the Southeast.”
Rationale for Spin-off
The spin-off has the potential to provide the following benefits:
o	Unlocking the value of Synovus’ core banking franchise

o	Enabling TSYS to enhance its growth and strategic position in the industry unfettered by current constraints on issuing shares and on incurring debt as a result of existing within a bank holding company structure

o	Providing TSYS with an opportunity to broaden its investor base

o	Allowing the leadership teams of Synovus and TSYS to focus on their respective core businesses
Synovus intends to leverage its key competitive strengths, including its decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work, to ensure the delivery of unparalleled customer experiences and to continue its proven track record of exceptional performance as a bank holding company.
Synovus will take advantage of its new position post-spin to focus on growing and developing its highly skilled team of financial services experts, and will use available capital for growing its banking and investment businesses. Synovus believes that its customer-centric, decentralized delivery model is attractive to both retail and commercial customers who want the responsiveness and flexibility of a community bank, combined with the expertise, products and services of a bank that has the capacity to meet a variety of financial services needs.
“Giving our bankers and investment professionals the resources they need while empowering them to make relationship- and market-based decisions that are best for their customers offers us a truly unique edge in our markets,” said Anthony. “Leveraging our competitive differentiators, combined with our track record for excellent financial performance, strong leadership and highly ethical business standards, positions us for long-term success.”
In connection with the spin-off, J.P. Morgan Securities Inc. acted as financial advisor and King & Spalding acted as legal counsel for Synovus.
Webcast
Synovus will host a conference call at 4:30 p.m. ET today. Shareholders and other interested persons may listen to this conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30-45 minutes after the completion of the call. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay.
TSYS will also hold a conference call at 8:30 a.m. ET October 26, 2007. Interested persons may also listen to this conference call via simultaneous Internet broadcast at www.tsys.com by clicking on the “Conference Call” icon on the homepage. A replay will also be available approximately 30 minutes after the call.
Additional information about the TSYS Spin-off, including answers to frequently asked questions (FAQs), is available on www.synovus.com.
About Synovus
Synovus (NYSE: “SNV”) is a financial services holding company with $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 37 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: “TSS”), one of the world’s largest companies for outsourced payment services. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. Synovus has been named one of “The 100 Best Companies to Work For” in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. See Synovus on the Web at www.synovus.com.
Forward-Looking and Cautionary Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. Examples of such forward-looking statements include those regarding our expectations about the spin-off, the associated pre-spin cash dividend and the timing associated therewith, as well as our expectations regarding the potential benefits of the spin-off. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

4